EXECUTION COPY

FORBEARANCE AGREEMENT TO INDENTURE

This FORBEARANCE AGREEMENT TO INDENTURE (this “Agreement”) is entered into as of February 4, 2009, by and among Simmons Bedding Company, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture (as defined below)), and the Holders (as defined in the Indenture) party hereto.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

RECITALS

A. The Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (in such capacity, “Trustee”), are parties to that certain Indenture dated as of December 19, 2003, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which those certain 7.875% Senior Subordinated Notes due 2014 (the “Notes”) were issued.

B. As of the date hereof, the Defaults or Events of Default listed on Exhibit A hereto have either occurred and are continuing as of the date hereof or are expected to occur prior to the expiration of the Forbearance Period (as hereinafter defined) (collectively, the “Specified Defaults”).

C. Certain of the Holders party hereto collectively holding approximately 60% of the outstanding aggregate principal amount of the Notes are members of an ad-hoc group of Holders (the “Noteholder Group”), which is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”).

D. Upon the Company’s request, the Holders have agreed, subject to the terms and conditions set forth herein, to (i) forbear from exercising their default-related rights and remedies against the Company and the Guarantors with respect to the Specified Defaults and (ii) direct the Trustee to refrain from exercising any such rights and remedies on the Holders’ behalf with respect to the Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Confirmation by Company of Specified Defaults

The Company and each Guarantor acknowledge and agree that each of the Specified Defaults constitutes a Default or Event of Default that has occurred and is continuing as of the date hereof or is expected to occur and continue during the Forbearance Period, as the case may be.  During the Forbearance Period (as defined below), in the absence of this Agreement, the existence of certain of the Specified Defaults would permit the Holders of more than 25% of the outstanding principal amount of the Notes or the Trustee to, among other things, (A) accelerate or give notice of acceleration of all or any portion of the obligations under the Indenture (collectively, the “Obligations”), (B) commence any legal or other action to collect any or all of the Obligations from the Company or any Guarantor, and/or (C) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by the Indenture or applicable law (the actions described in clauses (A) through (C) above, the “Remedial Actions”).

SECTION 2.	Forbearance Default Rights and Remedies

(a) Effective as of the Forbearance Effective Date (as hereinafter defined), each Holder party hereto agrees that until the expiration or termination of the Forbearance Period, it will temporarily forbear from exercising its default-related rights and remedies, including, without limitation, taking any Remedial Action or joining in any notice of acceleration against the Company or any Guarantor solely with respect to the Specified Defaults.  As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending on the earlier to occur of (i) 11:59 p.m. (New York City time) on March 31, 2009; and (ii) the delivery by Paul Weiss, as counsel to the Noteholder Group, to the Company of a written notice terminating the Forbearance Period upon the occurrence of a Forbearance Default (as defined below); provided, however, that notwithstanding the foregoing, this Agreement shall immediately terminate upon the occurrence of a Forbearance Default under subsections (A), (B), and (D) in the next sentence, without the need for delivery of any notice.  As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Event of Default other than the Specified Defaults; (B) the occurrence of the Second Forbearance Termination Date under that certain Second Forbearance Agreement dated as of December 10, 2008, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Lenders’ Forbearance Agreement”), by and among the Company, THL-SC Bedding Company, certain subsidiaries of the Company party to the Credit Agreement, the financial institutions party thereto as lenders under the Credit Agreement, and Deutsche Bank AG, New York Branch, individually as a lender and as administrative agent for the lenders under the Credit Agreement; (C) the failure by the Company after receipt of a notice from the Noteholder Group or Paul Weiss of the Company’s failure to pay timely the invoiced fees and out-of-pocket expenses of Paul Weiss and The Blackstone Group (“Blackstone”) in each case in accordance with the terms of the applicable engagement letter, which failure remains uncured by the Company for three (3) Business Days following receipt of such notice; (D) the Company’s termination of the Paul Weiss or Blackstone engagement letter; or (E) the Company’s failure to comply with any of its covenants and agreements hereunder (other than Section 3(f)(ii)), or the failure of any of the Company’s representations or warranties hereunder to be true or correct in any material respect, which failure remains uncured by the Company for three (3) Business Days following receipt of notice from the Noteholder Group or Paul Weiss pursuant to Section 2(a)(ii) above.

(b) Upon the termination or expiration of the Forbearance Period, the agreement of each Holder party hereto to forbear from exercising its default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Company and the Guarantors each waive.  The Company and the Guarantors each agree that each Holder and Trustee may at any time after the expiration or termination of the Forbearance Period proceed to exercise any and all of its rights and remedies under the Indenture and/or applicable law, all of which rights and remedies are fully reserved by each Holder and Trustee.

(c) None of the Holders shall have any obligation to extend the Forbearance Period, or enter into any waiver, other forbearance or amendment, and each Holder’s agreement to permit any such extension, or to enter into any other waiver, forbearance or amendment shall be subject to its sole discretion.  Any agreement by any Holder to extend the Forbearance Period, if any, or to enter into any waiver, other forbearance or amendment, must be set forth in writing and signed by a duly authorized signatory of the relevant Holder.  The Company and each Guarantor acknowledge that the Holders have not made any assurance concerning any possibility of an extension of the Forbearance Period or the entering into of any waiver, forbearance or amendment.

(d) Each Holder hereby agrees that during the Forbearance Period it will not sell, assign, pledge, hypothecate or otherwise transfer (each, a “Transfer”) any Notes (or any rights in respect thereof, including the right to vote), except to a purchaser or other entity who is already a party hereto or who, contemporaneously with any such Transfer, agrees to be bound by all of the terms of this Agreement with respect to the relevant Notes being Transferred to such purchaser by executing a joinder to this Agreement in the form attached as Exhibit B.  Each of the undersigned Holders hereby agrees to provide Paul Weiss with written notice, within five (5) Business Days, of any Transfer during the Forbearance Period, of any Notes (or any rights in respect thereof, including the right to vote) held by such Holder as of the execution date of this Agreement unless the transferee of such Transfer is a Holder that is already a signatory to this Agreement.  Any Transfer in accordance with the foregoing terms shall be deemed to have been consented to by the Company.

(e) The Holders hereby direct Trustee not take any Remedial Action, including without limitation, any action to accelerate the Notes during the Forbearance Period, due to the Specified Defaults.  In the event that Trustee takes any action to declare all of the Notes immediately due and payable pursuant to Section 6.02 of the Indenture during the Forbearance Period solely due to the Specified Defaults, the Holders agree, pursuant to Section 6.04 of the Indenture, to promptly rescind and cancel such acceleration; provided, however, that if the Holders rescind and cancel such acceleration by Trustee in accordance with Section 6.04 of the Indenture, each Holder shall defer its right to receive any cure of the Specified Defaults until the termination of the Forbearance Period.

SECTION 3. Representations, Warranties and Covenants of Company and Guarantors

To induce the Holders to execute and deliver this Agreement, each of the Company and the Guarantors represents, warrants and covenants that:

(a) Corporate Power and Authority.  It has all requisite corporate or other organizational power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(b) Authorization of Agreements.  The execution and delivery of this Agreement and the performance of this Agreement have been duly authorized by all necessary corporate or other organizational action on its part.

(c) No Conflict.  The execution and delivery of this Agreement and the performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) contravene its certificate of incorporation or by-laws or limited partnership or other constituent documents, (B) violate any (i) applicable material requirement of law or (ii) material order or decree of any governmental authority or arbitrator applicable to it, (C) materially conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its material contractual obligations, or (D) result in the creation or imposition of any material lien or encumbrance upon any of its material property.

(d) Binding Obligation.  This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it to the extent a party hereto enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws limiting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Absence of Default.  As of the date hereof, except for the Specified Defaults, no Default or Event of Default has occurred or is continuing under the Indenture.

(f) Cooperation and Access.  The Company shall cooperate with Paul Weiss and Blackstone and such other professional advisors retained from time to time by the Noteholder Group (it being understood that the fees and expenses of any such additional advisors shall not be required to be paid by the Company or any of its Affiliates to the extent such payment would result in the termination of the Second Forbearance Period pursuant to Section 2 of the Lenders’ Forbearance Agreement), (i) by providing reasonable access to the Company’s and Guarantors’ books, records, properties and senior management team upon reasonable prior notice, during regular business hours and for reasonable durational periods, and (ii) by negotiating with the Noteholder Group in good faith; provided, however, that the failure of the Company to negotiate with the Noteholder Group in good faith shall not result in a Forbearance Default pursuant to Section 2 hereunder.

(g) Management Discussions.  The Company shall (i) cause its senior management team, and use its commercially reasonable efforts to cause Miller Buckfire and other appropriate legal advisors, to discuss (at the option of the Company, in person or telephonically), on a bi-weekly basis during regular business hours and for reasonable durational periods (any such discussions to occur at mutually agreeable times), with Paul Weiss and Blackstone and such other professional advisors retained from time to time by the Noteholder Group (it being understood that the fees and expenses of any such additional advisors shall not be required to be paid by the Company or any of its Affiliates to the extent such payment would result in the termination of the Second Forbearance Period pursuant to Section 2 of the Lenders’ Forbearance Agreement), the ongoing financial performance and operations and progress with respect to the restructuring process; and (ii) deliver to Paul Weiss and Blackstone (other than with respect to equity financing proposals) the same information in the same time frame as that which is provided under Section 5(h) of the Lenders’ Forbearance Agreement.

(h) Financial and Other Information.  In addition to any reports required to be provided under the Indenture, the Company shall deliver to Paul Weiss and Blackstone in the form provided under the Lenders’ Forbearance Agreement:

(i)
on Wednesday (or the immediately succeeding Business Day if Wednesday is not a Business Day) of each week (commencing with the first Wednesday following the effectiveness hereof) a rolling 13-week consolidated cash flow forecast, in the form delivered to the lenders (or their advisors) party to the Lenders’ Forbearance Agreement (the “13-Week Cash Flow Forecast”).  Each delivery of the 13-Week Cash Flow Forecast shall be deemed to be a representation by the Company that such 13-Week Cash Flow Forecast has been prepared based upon good faith estimates and assumptions that the Company believes were reasonable at the time made (it being understood and agreed that such 13-Week Cash Flow Forecast is not to be viewed as a fact and that actual results during the period or periods covered thereby may differ from such projected results) and shall be accompanied by a certification of the chief financial officer or such other financial officer that is a Responsible Officer (as defined in the Lenders’ Forbearance Agreement) that such 13-Week Cash Flow Forecast has been prepared based upon good faith estimates and assumptions that the Company believes were reasonable at the time made (it being understood that such 13-Week Cash Flow Forecast is not to be viewed as fact and that actual results during the period or periods covered thereby may differ from such projected results);

(ii)
on Wednesday (or the immediately succeeding Business Day if Wednesday is not a Business Day) of each week (commencing with the first Wednesday following the effectiveness hereof), a variance report showing on a line item basis the percentage and dollar variance of actual cash disbursements and cash receipts for the prior week from the amounts set forth for such week in the applicable 13-Week Cash Flow Forecast; and

(iii)
as soon as available and in any event within twenty-five (25) days after the end of each month ending after the Forbearance Effective Date (as defined below), the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such month and for the portion of the Company’s Fiscal Year then elapsed, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and the corresponding figures set forth in the Long Term Business Plan (as defined in the Lenders’ Forbearance Agreement), together with a CFO Certification and MD&A (as defined in the Lenders’ Forbearance Agreement) with respect to the foregoing.

SECTION 4. Representation of the Holders

Each Holder party hereto severally represents that on the date hereof it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of not less than the aggregate principal amount of the Notes set forth on a version of its signature page hereof provided by it to Paul Weiss.

SECTION 5. Ratification of Liability

Each of the Company and the Guarantors hereby ratifies and reaffirms (a) that the aggregate outstanding principal amount of the Notes is $200,000,000 and the accrued and unpaid interest through the date hereof is $8,754,375, and (b) all of its payment and performance obligations under this Agreement and the Indenture, including, without limitation, the obligation to pay interest at the default rate, in accordance with sections 2.12 and 4.01 of the Indenture, commencing on January 15, 2009.  The Company and each Guarantor acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that the Indenture remains in full force and effect and is hereby ratified and confirmed.

SECTION 6. Release of Holders

(a) Upon the effectiveness hereof and in consideration of the mutual covenants contained herein and other accommodations granted to the Company and the Guarantors hereunder, each of the Company and Guarantors party hereto, on behalf of itself and each of its Subsidiaries, and its or their successors, assigns and agents (collectively, the “Releasing Parties”), hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Claims”) any of them may have or allege to have as of the date of this Agreement (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against the Holders in any capacity, their respective affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”) involving or otherwise relating to this Agreement or any of the other agreements entered into in connection herewith, the Indenture or any or all of the actions and transactions contemplated hereby or thereby, including, without limitation, any actual or alleged performance or nonperformance by any of the Released Parties hereunder or thereunder.  Each of the Releasing Parties hereby acknowledges that the agreements in this Section 6(a) are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims.  In entering into this Agreement, each of the Releasing Parties expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof.  The provisions of this Section 6 shall survive the termination or expiration of the Forbearance Period and the termination of the Indenture and the payment in full of all obligations of any Releasing Party under or in respect of the Indenture and all other amounts owing thereunder.

(b) Each of the Releasing Parties represents and warrants that it has not assigned to any Person any Claim, other than to Deutsche Bank AG, New York Branch, as Collateral Agent, pursuant to that certain Pledge and Security Agreement, dated as of December 19, 2003, by and among the Grantors party thereto and the Collateral Agent.  In the event that the foregoing representation and warranty is, or is purported to be, untrue, each of the Releasing Parties agrees to indemnify and hold harmless the Released Parties against, and to pay, any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs (including, but not limited to, reasonable expenses of investigation and fees and expenses of counsel) that any of the Released Parties may sustain or incur as a result of the breach or purported warranty.

SECTION 7. Reference to and Effect Upon the Indenture

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture, and all rights of the Holders and Trustee and all of the Obligations, shall remain in full force and effect.  Each of the Company and each Guarantor hereby confirms that it has no right of setoff, recoupment or other offset with respect to any of the Obligations.

(b) Except as expressly set forth herein, the effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to continue to defer any Remedial Action after the occurrence of any Forbearance Default; (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture; (iii) amend, modify or operate as a waiver of any provision of the Indenture or any right, power or remedy of the Holders and/or Trustee; (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction; (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, each Holder and Trustee reserves all of its rights, powers, and remedies under the Indenture and applicable law.  All of the provisions of the Indenture are hereby reiterated, and if ever waived, are hereby reinstated.

(c) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture or the Notes issued pursuant thereto.

SECTION 8. Construction

This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.  Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.  Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 9. Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

SECTION 10. Severability

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

SECTION 11. Section Headings

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 12. Notices

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Indenture, provided that copies of all such notices, requests and demands shall also be provided to Paul Weiss.

SECTION 13. Effectiveness

This Agreement shall become effective upon the receipt of duly executed signature pages for this Agreement signed by more than 75% of the Holders, the Company and the Guarantors (the date upon which such receipt occurs, the “Forbearance Effective Date”).  Paul Weiss will notify the Company upon receipt of signature pages from Holders in accordance with Section 4 hereof holding in the aggregate more than $150,000,000 in principal amount of the Notes.

This Agreement shall be effective as to the Holders, the Company, and the Guarantors in accordance with this Section 13 hereof regardless of whether the Trustee executes this Agreement.

SECTION 14. Direction to Trustee

The Holders’ agreement to forbear as provided herein shall constitute a direction from such Holders to the Trustee to similarly forbear during the Forbearance Period.

SECTION 15. Assignments; No Third Party Beneficiaries

This Agreement shall be binding upon and inure to the benefit of the Company, the Guarantors, the Holders, Trustee and their respective successors and assigns; provided, that neither the Company nor any Guarantor shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Noteholder Group in its sole discretion.  No Person other than the parties hereto, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

SECTION 16. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

SECTION 17. Final Agreement

This Agreement, along with the Indenture, constitute the full and final agreement between the parties with respect hereto with respect to the subject matter hereof, and may not be modified or amended except by written instrument signed by the Company, and by Holders party hereto collectively holding more than $150,000,000 in principal amount of the Notes, expressing such consent or modification.

IN WITNESS WHEREOF, this Forbearance Agreement to the Indenture has been executed by the parties hereto as of the date first written above.

SIMMONS BEDDING COMPANY

By:	________________________________
Name:	William S. Creekmuir
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

SIMMONS COMPANY,
THE SIMMONS MANUFACTURING CO., LLC
WORLD OF SLEEP OUTLETS, LLC
SIMMONS CONTRACT SALES, LLC
WINDSOR BEDDING CO., LLC
SIMMONS EXPORT CO.

By:	________________________________
Name:	William S. Creekmuir
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

DREAMWELL, LTD.
SIMMONS CAPITAL MANAGEMENT, LLC

By:	________________________________
Name:	William S. Creekmuir
Title:	President and Treasurer

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT TO INDENTURE]

[HOLDER],
as Holder

By:	________________________________
Name:
Title:

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT TO INDENTURE]

EXHIBIT A

(Specified Defaults)

1.
Default or Event of Default pursuant to Section 6.01(5) resulting from (i) the failure of the Company to timely furnish a quarterly report on Form 10-Q for the quarter ended September 27, 2008, as required under Section 4.03(a)(1); (ii) the failure of the Company to timely furnish an annual report on Form 10-K for the fiscal year ended December 31, 2008, as required under Section 4.03(a)(1); (iii) the failure of the Company and each Guarantor to deliver to the Trustee an Officers’ Certificate as required under Section 4.04(a); (iv) the failure of the Company to deliver the written statement by the Company’s independent public accountants required under Section 4.04(b) to accompany the financial statements furnished pursuant to Section 4.03; and (v) the failure of the Company during the Forbearance Period to furnish any current report that the Company would be required to file with the SEC on Form 8-K, as required under Section 4.03(a)(2).

2.	Default or Event of Default pursuant to Sections 4.01 and 6.01(1) resulting from the Company’s failure to pay interest on the Notes on January 15, 2009.

3.	The failure of the Company to deliver an Officers’ Certificate as required under Section 4.04(c) in respect of any of the foregoing.

EXHIBIT B

(Form of Joinder to Forbearance Agreement)

JOINDER TO FORBEARANCE AGREEMENT

THIS JOINDER to the Forbearance Agreement dated February 4, 2009, by and among Simmons Bedding Company, a Delaware corporation (the “Company”), each of the guarantors identified on the signature pages thereof, and the Holders of the Company’s 7.875% Senior Subordinated Notes due 2014 (the “Notes”) that are signatories thereto (the “Agreement”), is made and entered into as of [________________], 2009 by [__________________] (the “Transferee”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Transferee has acquired certain Notes from [__________________], and the Agreement requires Transferee to execute a joinder to the Agreement.

NOW, THEREFORE, the Transferee hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that by executing this Joinder, it becomes a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Holder for all purposes thereof and entitled to all the rights incidental thereto.

IN WITNESS WHEREOF, the Transferee has executed this Joinder as of the date first above written.

[TRANSFEREE]

By:           ____________________________

Name:

Title: